Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305

Cleveland-Cliffs Inc

Prospectus Supplement dated January 14, 2005
to the Prospectus dated July 22, 2004

     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

					COMMON
	NATURAL		PRINCIPAL		SHARES
	PERSON WITH		AMOUNT OF		OWNED
	VOTING OR	SHARES OF	CONVERTIBLE		PRIOR TO
	INVESTMENT	PREFERRED	SUBORDINATED	COMMON	THIS
SELLING SECURITYHOLDER	CONTROL	STOCK	DEBENTURES	SHARES	OFFERING
Advent Convertible Master (Cayman) L.P.	Paul Latronica	4,123	4,123,000	133,318	—
Alpha US Sub Fund 4 LLC	Paul Latronica	130	130,000	4,203	—
HFR RVA Credit Opportunity	Paul Latronica	267	267,000	8,633	—
Lyxor Convertible Arb. Fund	Paul Latronica	498	498,000	16,103	—